Exhibit (10.1)

COOPER TIRE & RUBBER COMPANY

20xx_ Performance Stock Unit and Cash Unit Award Agreement

WHEREAS, «Name» (the “Participant”) is an employee of Cooper Tire & Rubber Company or a Subsidiary (the “Company”); and

WHEREAS, the Compensation Committee of the Board of Cooper Tire & Rubber Company (the “Committee”) approved the terms and authorized on <<date>> (the “Date of Grant”) the grant of an Award of Performance Stock Units and Performance Cash Units (these two types of awards being collectively called “Performance Units”) pursuant to Sections 10 and 13 of the Cooper Tire & Rubber Company 2010 Incentive Compensation Plan (the “Plan”).

NOW, THEREFORE, pursuant to the Plan and subject to the terms and conditions thereof and hereinafter set forth, the Company hereby confirms to the Participant effective as of the Date of Grant, a grant of an Award of «Total_PU_for_Letter» Performance Stock Units and «Total_PC_for_Letter» Performance Cash Units, each representing the opportunity to earn Target Payments.

1. Performance and Measurement Periods. The Performance Period shall be the three-year period from January 1, 20Xxx through December 31, 20zz and shall be divided into the following “Measurement Periods” in which 1/3 of the Performance Units granted hereby may be notionally earned (as described below):

(a) The “First Measurement Period” shall be from January 1, 20xx through December 31, 20xx and «PU1_for_Letter» of the Performance Stock Units and «PC1_for_Letter» of the Performance Cash Units shall be allocated thereto.

(b) The “Second Measurement Period” shall be from January 1, 20yy through December 31, 20yy and «PU2_for_Letter» of the Performance Stock Units and «PC2_for_Letter» of the Performance Cash Units shall be allocated thereto.

(c) The “Third Measurement Period” shall be from January 1, 20zz through December 31, 20zz and «PU3_for_Letter» of the Performance Stock Units and «PC3_for_Letter» of the Performance Cash Units shall be allocated thereto.

2. Performance Goals. The right to receive payments for any of the Performance Units shall be contingent upon the achievement of specified levels of performance of the Company’s Net Income and ROIC goals as set forth in the Statement of Performance Goals attached hereto as Exhibit A. The Performance Units that the Participant will have the opportunity to earn upon the achievement of each Performance Goal shall be allocated in accordance with the weighting percentages specified in Exhibit A.

3. Crediting of Notionally Earned Performance Units Based Upon the Level of Achievement as Set Forth in the Statement of Performance Goals.

(a) Below Threshold. If, upon the conclusion of a Measurement Period, achievement for a particular Performance Goal falls below the threshold level, no Performance Units for the Measurement Period shall become notionally earned with respect to that Performance Goal.

(b) Threshold. If, upon the conclusion of a Measurement Period, the achievement for a particular Performance Goal equals the threshold level, 50% of the Performance Units allocated to such Performance Goal for the Measurement Period shall become notionally earned.

(c) Between Threshold and Target. If, upon the conclusion of a Measurement Period, the achievement for a particular Performance Goal exceeds the threshold level, but is less than the Target, between 50% and 100% of Performance Units allocated to such Performance Goal for the Measurement Period shall become notionally earned. (See Exhibit B.)

(d) Target. If, upon the conclusion of a Measurement Period, the achievement for a particular Performance Goal equals the Target, 100% of the Performance Units allocated to such Performance Goal for the Measurement Period shall become notionally earned.

(e) Between Target and Maximum. If, upon the conclusion of a Measurement Period, achievement for a particular Performance Goal exceeds the Target, but is less than the maximum level, between 100% and 200% of the Performance Units allocated to such Performance Goal for the Measurement Period shall become notionally earned. (See Exhibit B.)

(f) Maximum. If, upon the conclusion of a Measurement Period, achievement for a particular Performance Goal equals or exceeds the maximum level, 200% of the Performance Units allocated to such Performance Goal for the Measurement Period shall become notionally earned.

(g) Exceeds Maximum. In no event may more than the 200% of the Performance Units allocated to any Performance Goal or 200% of all the Performance Units for any Measurement Period become notionally earned.

(h) Conditions; Determination of Notionally Earned Award. Following each Measurement Period, the Committee shall determine whether and to what extent the Performance Goals have been achieved for such Measurement Period and shall determine the number of Performance Units that shall have become notionally earned hereunder. However, except as otherwise provided herein, the Participant’s right to receive payment of notionally earned Performance Units shall be contingent upon the Participant remaining in continuous employment with the Company throughout the entire Performance Period.

4. Performance Unit Account.

(a) Performance Unit Account. The Company shall establish an account on the books of the Company (an “Account”) for the Participant and shall notionally credit the Participant’s Account with any Performance Stock Units notionally earned by the Participant.

(b) Dividend Equivalents. The Participant’s Account shall be credited as of the last business day of each calendar quarter with that number of additional Performance Stock Units determined by dividing (i) the amount of cash dividends paid on the dividend date by Cooper Tire & Rubber Company during such quarter on that number of Common Shares equivalent to the number of notionally earned Performance Stock Units credited to and held in the Participant’s Account as of the dividend record date for that quarter (ii) by the Fair Market Value per Common Share on the last business day of the current calendar quarter, rounded up to the nearest whole share; however if a payment pursuant to Section 10 occurs during the current calendar quarter, no dividend equivalents shall be credited on that number of Common Shares equivalent to the number of Performance Stock Units so distributed. Such additional Performance Stock Units shall be notionally earned and shall become vested if, and at the same time as, the underlying Performance Stock Units pursuant to which they were notionally earned become vested as provided in Section 5 of this Award Agreement. No dividend equivalents shall be credited with respect to Performance Cash Units.

(c) Nature of the Company’s Obligations/Participant’s Rights. The Company’s liability to make payments based on the amount in a Participant’s Account shall be reflected in its books of account as a general, unsecured and unfunded obligation, and the rights of the Participant or his designated beneficiary to receive payments from the Company under the Plan are solely those of a general, unsecured creditor. The Company shall not be required to segregate any of its assets in respect to its obligations hereunder, and the Participant or his designated beneficiary shall not have any interest whatsoever, vested or contingent, in any properties or assets of the Company. Without limiting the generality or effect of the foregoing, the Participant shall have no voting rights with respect to the Performance Units.

(d) No Trust. Nothing contained in the Plan and no action taken pursuant to the provisions hereof shall create or be construed to create a trust of any kind, or a fiduciary relationship between (i) the Company and the Committee (or any member thereof) and (ii) the Participant, his designated beneficiary or any other person.

(e) Optional Trust. The Committee, at any time, may authorize the establishment of a trust for the benefit of the Participant, containing such other terms and conditions as the Committee shall approve, including provisions pursuant to which the assets of the trust would be subject under certain conditions to the claims of general creditors of the Company. If such a trust is established, then the value of all Performance Units notionally earned and credited to Participants’ accounts may be delivered by the Company to the trust.

5. Vesting of the Performance Units. Except as otherwise provided herein, if the Participant remains in the employment of the Company through the end of the Performance Period, the Performance Units notionally earned and credited to the Participant’s Account shall become vested as of the end of the Performance Period upon certification by the Committee; however, in the event the Participant’s employment is terminated for Cause after the end of the Performance Period but prior to certification by the Committee and/or payment of Participant’s Account, the Performance Units notionally earned and credited to the Participant’s Account shall be forfeited.

6. Effect of Change in Control. In the event of a Change in Control during the employment of the Participant prior to the termination of the Performance Period, the Performance Units shall become vested as follows:

(a) If the Participant is a participant in Cooper Tire & Rubber Company’s Change in Control Severance Pay Plan (the “Severance Plan”), the Performance Units shall also become vested only as provided in the Severance Plan.

(b) If the Participant is not a participant in the Severance Plan upon the occurrence of a Change in Control, the Participant shall receive: (i) any outstanding Performance Units which have been notionally earned by or allocated or awarded to the Participant for a Performance Period or Measurement Period completed prior to the date of the Change in Control but have not yet been paid (or settled in the case of Performance Stock Units), based on the achievement of Performance Goals for such completed Performance Period or Measurement Period; and (ii) any outstanding Performance Units which have not been notionally earned by or allocated or awarded to the Participant for an uncompleted Performance Period or Measurement Period, assuming achievement of Performance Goals at Target, prorated for the number of full and partial months (on a fractional basis based on the number of days in the applicable month) between the commencement date of the current uncompleted calendar year, Performance Period, or Measurement Period and ending on the date of the Change in Control. Unvested Performance Units shall be forfeited. The Performance Cash Units shall be paid to the Participant on the 5th day following the Change in Control and the Performance Stock Units shall be paid to the Participant at the same time (and in the same form) as Cooper Tire & Rubber Company pays the per-share merger consideration to holders of its Common Shares.

7. Effect of Death, Disability, Retirement. If the Participant’s employment with the Company terminates during the Performance Period while the Participant is employed by the Company, but before the occurrence of a Change in Control, due to (a) the Participant’s death, or (b) the Participant’s Disability, or (c) the Participant’s Retirement, then notionally earned Performance Units for completed Measurement Periods will vest in full and a pro rata number of Performance Units for uncompleted Measurement Periods shall become vested. The pro rata portion which shall become vested is determined by multiplying the total number of Performance Units allocated to each such uncompleted Measurement Period by the number of days the Participant has been employed by the Company between the first day of the Measurement Period and the date of such termination, divided by the total number of days in each such uncompleted Measurement Period. Unvested Performance Units shall be forfeited. The payment of such Performance Units will be in accordance with Section 10 of this Award Agreement.

8. Effect of Voluntary or Involuntary Termination, Other than for Cause. If the Participant’s employment with the Company terminates during a Performance Period while the Participant is employed by the Company, but before the occurrence of a Change in Control, due to the Participant’s voluntary or involuntary termination of employment, other than for Cause, then notionally earned Performance Units for completed Performance Periods will vest in full, upon certification. All remaining Performance Units for any uncompleted Performance Periods shall be forfeited.

9. Effect of Termination for Cause. If the Participant’s employment with the Company terminates before the end of the Performance Period, or prior to certification by the Committee and/or payment of Participant’s Account, for Cause, but before the occurrence of a Change in Control, all Performance Units will be forfeited.

10. Form and Time of Payment of Performance Units. Payments for any Performance Stock Units that become vested as set forth herein will be made in the form of Common Shares. Payments for any Performance Cash Units that become vested as set forth herein will be made in the form of cash. In the event of a termination due to death or Disability pursuant to Section 7, payment of notionally earned amounts and the pro rata number of Performance Units allocated to any uncompleted Measurement Period shall be paid as soon as practicable after Committee certification of the extent to which Performance Goals have been achieved for any uncompleted Measurement Period and in the event of death, such payment shall be made to the designated beneficiary of the Participant, or if there is no designated beneficiary or such beneficiary does not survive the Participant, such payment shall be made to the estate of the Participant. The Participant shall have the right to designate a beneficiary at any time by furnishing the Company with a beneficiary designation form. The Participant may change or revoke a beneficiary designation at any time by furnishing a revised beneficiary designation form to the Company. In the event of a termination of employment due to Retirement pursuant to Section 7 or a termination due to Section 8, any payment will be made as soon as practicable after the end of the Performance Period, but in no event shall such payment occur later than two and one-half (2 1/2) months after the end of the Performance Period.

11. Tax Withholding. To the extent that the Company is required to withhold any federal, state, local or foreign tax in connection with the payment of earned and vested Performance Units pursuant to this Award Agreement, it shall be a condition to the receipt of any such cash and Common Shares that the Participant make arrangements satisfactory to the Company for payment of such taxes required to be withheld, which may include by (a) remitting the required amount to the Company, (b) authorizing the Company to withhold a portion of the Common Shares otherwise issuable with a value equal to such tax, however, in no event shall the Company accept Common Shares for payment of taxes in excess of the minimum amount of taxes required to be withheld, (c) authorize the deduction of such amounts from the Participant’s other payments from the Company, or (d) otherwise satisfy the applicable tax withholding requirement in a manner satisfactory to the Company.

12. Compliance with Law. Notwithstanding any other provision of this Award Agreement, the Company shall not be obligated to issue any Performance Stock Units or Common Shares in settlement thereof, but may instead, to the extent permitted by applicable law, pay cash with a value equal to the Fair Market Value of a Common Share on the date of certification of the Performance Stock Units, if the issuance of any Performance Stock Units or Common Shares in settlement thereof would result in a violation of any law, including, without limitation, any and all exchange controls, procedures and regulations, in any relevant jurisdiction.

13. Transferability. The Participant’s right to receive the Performance Units shall not be transferable by the Participant except by will or the laws of descent and distribution.

14. No Right to Continuation of Employment. Neither this Award Agreement nor any action taken hereunder shall be construed as giving the Participant any right to continued employment with the Company and neither this Award Agreement nor any action taken hereunder shall be construed as entitling the Company to the services of the Participant for any period of time. For purposes of this Award Agreement, the continuous employment of the Participant with the Company shall not be deemed interrupted, and the Participant shall not be deemed to have ceased to be employed by the Company, by reason of (a) the transfer of his employment among the Company or (b) a leave of absence approved by the Committee in its sole discretion. This Performance Unit Award is a voluntary, discretionary Award being made on a one-time basis and it does not constitute a commitment to make any future Awards. This Performance Unit Award and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law.

15. Data Privacy. Information about the Participant and the Participant’s participation in the Plan may be collected, recorded, and held, used and disclosed for any purpose related to the administration of the Plan. The Participant understands that such processing of this information may need to be carried out by the Company and by third-party administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America. The Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.

16. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Award Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Participant hereunder without the Participant’s consent.

17. Severability. In the event that one or more of the provisions of this Award Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

18. Binding Effect. Participant acknowledges the receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of the Plan as it presently exists, and as it may be amended, are deemed incorporated herein by reference, and any conflict between the terms of the Award Agreement and the provisions of the Plan shall be resolved by the Committee, whose determination shall be final and binding on all parties. In general, and except as otherwise determined by the Committee, the provisions of the Plan shall be deemed to supersede the provisions of this Award Agreement to the extent of any conflict between the Plan and this Award Agreement. In addition, notwithstanding the terms set forth herein, the Committee shall have the right to grant Performance Units upon such terms as it deems appropriate, so long as such provisions are within the terms of the Plan.

19. Notices. Any notice pursuant to this Award Agreement to the Company shall be addressed to it at its office at 701 Lima Avenue, Findlay, Ohio 45840, Attention: Secretary of Cooper Tire & Rubber Company. Any notice pursuant to the Award Agreement to Participant shall be addressed to the Participant at the address as set forth below. Either party shall have the right to designate at any time hereafter in writing a different address.

20. Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of Ohio and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of such state. Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Award Agreement) shall be governed by the laws of the State of Ohio.

21. Performance Units Subject to the Company’s Clawback Policy. Notwithstanding anything in this Award Agreement to the contrary, the Performance Units and Common Shares and cash payable with respect thereto shall be subject to the Company’s clawback policy, as it may be in effect from time to time, including, without limitation, the provisions of such clawback policy required by Section 10D of the Exchange Act and any applicable rules or regulations issued by the U.S. Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

22. Defined Terms.

(a) For the purposes of this Award Agreement:

“Affiliated Employer” means any corporation, partnership, limited liability company, joint venture, unincorporated association or other entity in which Cooper Tire & Rubber Company has a direct or indirect ownership or other equity interest.

“Cause” means that prior to any termination of employment, the Participant shall have committed:

(i) any act or omission constituting a material breach by the Participant of any of his significant obligations to or agreements with the Company or the continued failure or refusal of the Participant to adequately perform the duties reasonably required by the Company which, in each case, is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company, after notification by the Board of such breach, failure or refusal and failure of the Participant to correct such breach, failure or refusal within thirty (30) days of such notification (other than by reason of the incapacity of the Participant due to physical or mental illness); or

(ii) any other willful act or omission which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to the Company, and failure of the Participant to correct such act or omission within thirty (30) days after notification by the Board of any such act or omission (other than by reason of the incapacity of the Participant due to physical or mental illness); or

(iii) the Participant is found guilty of, or pleads guilty or nolo contendere to, a felony or any criminal act involving fraud, embezzlement, or theft.

For purposes of this Award Agreement, no act, or failure to act, on the Participant’s part shall be deemed “willful” if done, or omitted to be done, by the Participant in good faith and with a reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any notification to be given by the Board in accordance with Section 22(a)(i) or 22(a)(ii) shall be in writing and shall specifically identify the breach, failure, refusal, act, omission or injury to which the notification relates and, in the case of Section 22(a)(i) or Section 22(a)(ii) shall describe the injury to the Company, and such notification must be given within twelve (12) months of the Board becoming aware of the breach, failure, refusal, act, omission or injury identified in the notification. Failure to notify the Participant within any such twelve (12) month period shall be deemed to be a waiver by the Board of any such breach, failure, refusal, act or omission by the Participant and any such breach, failure, refusal, act or omission by the Participant shall not then be determined to be a breach of this Award Agreement. For the avoidance of doubt and for the purpose of determining Cause, the exercise of business judgment by the Participant shall not be determined to be Cause, even if such business judgment materially injures the financial condition or business reputation of, or is otherwise materially injurious to, the Company, unless such business judgment by the Participant was not made in good faith, or constitutes willful or wanton misconduct, or was an intentional violation of state or federal law.

“Change in Control” means the occurrence of any of the following events:

(iv) Cooper Tire & Rubber Company merges into itself, or is merged or consolidated with, another entity and as a result of such merger or consolidation less than 51% of the voting power of the then-outstanding voting securities of the surviving or resulting entity immediately after such transaction are directly or indirectly beneficially owned in the aggregate by the former stockholders of Cooper Tire & Rubber Company immediately prior to such transaction;

(v) all or substantially all the assets accounted for on the consolidated balance sheet of Cooper Tire & Rubber Company are sold or transferred to one or more entities or persons, and as a result of such sale or transfer less than 51% of the voting power of the then-outstanding voting securities of such entity or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the stockholders of Cooper Tire & Rubber Company immediately prior to such transaction or series of transactions;

(vi) a person, within the meaning of Section 3(a)(9) or 13(d)(3) (as in effect on the effective date of the Severance Plan) of the Securities Exchange Act of 1934, (the “Exchange Act”) (a “Person”) becomes the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Exchange Act) (a “Beneficial Owner”) of 35% or more of the voting power of the then-outstanding voting securities of Cooper Tire & Rubber Company; provided, however, that the foregoing does not apply to any such acquisition that is made by (w) any Affiliated Employer; (x) any employee benefit plan of Cooper Tire & Rubber Company or any Affiliated Employer; or (y) any person or group of which employees of Cooper Tire & Rubber Company or of any Affiliated Employer control a greater than 25% interest unless the Board determines that such person or group is making a “hostile acquisition;” or (z) any person or group that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Participant; or

(vii) a majority of the members of the Board are not Continuing Directors, where a “Continuing Director” is any member of the Board who (x) was a member of the Board on the effective date of the Severance Plan or (y) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election, provided that any director appointed or elected to the Board to avoid or settle a threatened or actual proxy contest (including but not limited to a consent solicitation) shall in no event be deemed to be a Continuing Director.

“Disability” means the Participant becomes disabled and qualifies, or would have qualified, to receive disability benefits pursuant to the Company’s long-term disability plan in effect, provided the Participant is eligible to participate in such long-term disability plan (regardless of whether or not the Participant has elected to participate in such long-term disability plan).

“Net Income” has the meaning defined in the Statement of Performance Goals.

“Performance Cash Unit” has the value of $1 each.

“Performance Stock Unit” has the value of one Common Share each.

“Retirement” means termination of employment with the Company after the Participant’s continuous years of employment with the Company and the Participant’s age equal at least 75 years.

“ROIC” has the meaning defined in the Statement of Performance Goals.

(b) Capitalized terms that are used but not defined herein are as defined in the Plan.

The undersigned Participant hereby acknowledges receipt of this Award Agreement and accepts the Performance Units granted thereunder, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.

«Name»

Signature

Social Security No./Tax Identification No.

Home Address

City	State	Zip

The undersigned officer executes this Award Agreement on behalf of Cooper Tire & Rubber Company.

COOPER TIRE & RUBBER COMPANY

By:

EXHIBIT A

COOPER TIRE & RUBBER COMPANY

Performance Units

Statement of Performance Goals

First Measurement Period of the 20xx-20zzz Performance Period

1. The Performance Goals for the First Measurement Period and their respective weights are as set forth below:

Performance Criteria	Weighting	Threshold (50% Achievement)	Target (100% Achievement)	Maximum (200% Achievement)
Corporate Net Income
Return on Invested Capital

2. Definitions of the performance criteria are:

(a) Corporate Net income: Total company operating profit from continuing operations less interest expense, less tax expense, and less the profit owed to Cooper’s minority partners; adjusted for select non-recurring items, including but not limited to the after-tax effect of restructuring.

(b) Return on Invested Capital (ROIC): Operating profit after tax divided by a 5-point average of Cooper’s total invested capital (total equity plus total debt), including 100% of the capital from Cooper’s non-controlling entities. The 5-point average is Cooper’s beginning year and each quarter-end balance of equity and debt.

3. Performance Goals for the Second Measurement Period and Third Measurement Period will be established by the Committee in its discretion and communicated to the Participant not later than ninety (90) days after the beginning of each such Measurement Period.

EXHIBIT B

Crediting of Notionally Earned Performance Units Based Upon Level of Achievement

Corporate Net Income - For Corporate Net Income, the achievement curve for the 20xx Measurement Period is a straight line between $xx million (threshold) and $yy million (the operating plan) and a straight line between $yy million (the operating plan) and $zz million (maximum). The achievement table shows achievement percentages at various levels of net income. Achievement percentages for net income between the increments shown in the table will be calculated using the appropriate achievement curve formula below or above the operating plan.

Achievement Table in 10% Increments

Achievement %	Net Income

ROIC - For ROIC, the achievement curve for the 20xx Measurement Period is a straight line between xx% ROIC (threshold) and yy% ROIC (target) and a straight line between yy% ROIC (target) and zz% ROIC (maximum). The achievement table shows achievement percentages at various levels of ROIC. Achievement percentages for ROIC between the increments shown in the table will be calculated using the appropriate achievement curve formula below or above target.

Achievement Table in 10% Increments

Achievement %	ROIC